UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2018

Northwest Pipeline LLC

(Exact name of registrant as specified in its charter)

Delaware	001-07414	26-1157701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Chipeta Way, Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

(801) 583-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On August 24, 2018, Northwest Pipeline LLC (the “Company”), an indirect wholly owned subsidiary of The Williams Companies, Inc., completed an offering of $250 million in aggregate principal amount of its 4.000% Senior Notes due 2027 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes are an additional issuance of the Company’s existing 4.000% Senior Notes due 2027, and were issued under an Indenture, dated as of April 3, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes are the Company’s senior unsecured obligations ranking equally with the Company’s other existing and future senior unsecured indebtedness. The Notes bear interest at a rate of 4.000% per annum and were priced at 98.558% of par. The Notes will pay interest semi-annually in cash in arrears on April 1 and October 1 of each year commencing on October 1, 2018. The interest payment on October 1, 2018 will include accrued interest from April 1, 2018. The Notes will mature on April 1, 2027. At any time prior to January 1, 2027, the Company may redeem some or all of the Notes at a specified “make whole” premium described in the Indenture. The Company also has the option, at any time on or after January 1, 2027, to redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, as more fully described in the Indenture. The Indenture contains covenants that, among other things, restrict the Company’s ability to grant liens on its assets and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

The holders of the Notes are entitled to the benefits of a Registration Rights Agreement dated August 24, 2018 (the “Registration Rights Agreement”), between the Company and the initial purchasers listed therein. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission for an offer to exchange the Notes for a new issuance of substantially identical notes issued under the Securities Act (the “Exchange Offer”) and to cause the Exchange Offer to be consummated within 365 days after August 24, 2018. The Company may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it may be required to pay additional interest on the Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of April 3, 2017, between Northwest Pipeline LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (filed on April 3, 2017 as Exhibit 4.1 to Northwest Pipeline LLC’s Current Report on Form 8-K (File No. 001-07414) and incorporated herein by reference).

10.1	Registration Rights Agreement, dated August 24, 2018, between Northwest Pipeline LLC and the initial purchasers listed therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE LLC

By:	/s/ Robert E. Riley, Jr.
Robert E. Riley, Jr.
Assistant Secretary

DATED: August 24, 2018